Item 77Q1(a) - Charter Amendments
On April 3, 2017, the Registrant filed Post-Effective Amendment No.
86 ("PEA No. 86") to the Registration Statement of SunAmerica
Series, Inc. (File No.: 333-11283) on Form N-1A, which became effective upon filing in accordance with Rule 485(b) under the Securities Act of 1933, as amended. Filed as Exhibit(a)(xxxvi) to Part C of PEA No. 86 are Articles Supplementary to the Charter of
SunAmerica Series, Inc. PEA No. 86, including Exhibit(a)(xxxvi) thereto, is incorporated herein by reference (SEC Accession No.
0001193125-17-108754).